Denis A. O'Connor
                                                                 President & CEO
                                             Tel 631-244-8244 o Fax 631-244-7960
                                                         doconnor@advancedbp.com


                                                                   May 10, 2006

Dr. Michael A. Davis 4 Baldwin Drive
Sharon, Massachusetts  02067

         Re:      Consulting Agreement

Dear Mike:

         Pursuant to our conversation earlier today, the January 1, 2006 Consulting and Nondisclosure Agreement (the "Agreement") between you and Advanced BioPhotonics Inc. (the "Company") will be revised and amended as follows:

1. Beginning June 1, 2006 and ending on August 31, 2006 you will reduce your current hours by 50% to one four (4) hour day per week and the Company will reduce your monthly retainer from $5,000 to $2,500 for the months of June, July and August; and

2. Beginning September 1, 2006 this letter amendment will be of no further force and effect and the parties will abide by the original terms of the Agreement, without further need of modification.

         If you agree to the above terms, please sign both copies of this agreement in the space below, and retain one copy for your files.

                                                      Very truly yours,

                                                      /s/  Denis A. O'Connor
                                                      Denis A. O'Connor

ACKNOWLEDGED AND AGREED TO:


By:        /s/ Michael A. Davis
Name:      Michael A. Davis
         --------------------------------------------
Date:      May 10, 2006

 Advanced BioPhotonics Inc. 125 Wilbur Place, Suite 120, Bohemia, New York 11716
                   Tel: (631) 244-8244 -- Fax: (631) 244-7960